                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                OCTOBER 16, 2003
                Date of Report (Date of earliest event reported)





                      ARABIAN AMERICAN DEVELOPMENT COMPANY
             (Exact name of registrant as specified in its charter)





          DELAWARE                     0-6247                75-1256622
(State or Other Jurisdiction      (Commission File       (I.R.S. Employer
     of Incorporation)                 Number)          Identification No.)



       10830 N. CENTRAL EXPRESSWAY
                SUITE 175                                    75231
              DALLAS, TEXAS                                (Zip Code)
(Address of principal executive offices)



                                 (214) 692-7872
               Registrant's telephone number, including area code




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ITEM 5. OTHER EVENTS.

           On October 16, 2003, without admitting or denying any findings of fact or conclusions of law, Arabian American Development Company agreed to a cease-and-desist order with the Securities and Exchange Commission ("SEC") settling alleged violations of the federal securities laws asserted by the SEC relating to developments not previously disclosed concerning the Company's mining lease for the Al Masane area of Saudi Arabia. In connection with the settlement, the Company agreed to (i) cease and desist from violating certain provisions of the Securities Exchange Act of 1934 and (ii) comply with certain undertakings designed to improved its reporting and record keeping practices and enhance its internal accounting controls.

           On the same date, without admitting or denying any findings of fact or conclusions of law, the Company's President and Chief Executive Officer, Hatem El-Khalidi, agreed to a cease-and-desist order with the SEC settling alleged violations of the federal securities laws relating to the same matter and agreeing to pay a $25,000 penalty. In connection with the settlement, Mr. El-Khalidi agreed to cease and desist from violating certain provisions of the Securities Exchange Act of 1934.

           A copy of the SEC's litigation release announcing the settlement is attached as Exhibit 99.1 to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         99.1 U.S. Securities and Exchange Commission Litigation Release No. 18412 dated October 16, 2003.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                ARABIAN AMERICAN DEVELOPMENT COMPANY



                                By:      /s/ Drew Wilson, Jr.
                                   ------------------------------------------
                                         Drew Wilson, Jr.
                                         Secretary/Treasurer



Date: October 22, 2003